As filed with the Securities and Exchange Commission on May 24, 2021.

Registration No. 333-255930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dynamics Special Purpose Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2437900
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2875 El Camino Real

Redwood City, California, 94061

United States of America

Telephone: (408) 212-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Omid Farokhzad, Executive Chair

Mostafa Ronaghi, Chief Executive Officer

Mark Afrasiabi, Chief Financial Officer

Rowan Chapman, Chief Business Officer

c/o Dynamics Special Purpose Corp.

2875 El Camino Real

Redwood City, California, 94061

United States of America

Telephone: (408) 212-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan F. Denenberg Derek Dostal Oliver Smith Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000	Roxane F. Reardon Marisa D. Stavenas Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of security being registered	Amount being registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(4)
Class A common stock, $0.0001 par value(1)(2)(3)	23,000,000 Shares	$10.00	$230,000,000	$25,093
Total			$230,000,000	$25,093

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 shares of Class A common stock, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.
(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Dynamics Special Purpose Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-255930) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit no.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation*

3.2	Form of Amended and Restated Certificate of Incorporation*

3.3	Bylaws*

4.1	Specimen Class A Common Stock Certificate*

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Form of Letter Agreement among the Registrant, Dynamics Sponsor LLC, and each of the officers and directors of the Registrant*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*

10.3	Securities Subscription Agreement, dated March 8, 2021, between the Registrant and Dynamics Sponsor LLC*

10.4	Form of Private Placement Share Purchase Agreement between the Registrant and Dynamics Sponsor LLC*

10.5	Form of Registration and Stockholder Rights Agreement between the Registrant and certain securityholders*

10.6	Form of Indemnity Agreement*

10.7	Promissory Note issued in favor of Dynamics Sponsor LLC, dated March 8, 2021

10.8	Form of Administrative Services Agreement between the Registrant and Dynamics Sponsor LLC*

23.1	Consent of Marcum LLP*

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)*

24	Power of Attorney (included on the signature page of this Registration Statement)*

*	Previously filed.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of May, 2021.

Dynamics Special Purpose Corp.

By:	/s/ Mostafa Ronaghi
Name: Mostafa Ronaghi
Title: Chief Executive Officer

Power of attorney

We, the undersigned directors and officers of Dynamics Special Purpose Corp. hereby severally constitute and appoint Mostafa Ronaghi and Mark Afrasiabi, each acting together or alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*
Omid Farokhzad	Executive Chair of the Board of Directors	May 24, 2021

/s/ Mostafa Ronaghi
Mostafa Ronaghi	Chief Executive Officer and Director	May 24, 2021

*
Mark Afrasiabi	Chief Financial Officer	May 24, 2021

*
David Epstein	Director	May 24, 2021

*
Jay Flatley	Director	May 24, 2021

*
Deep Nishar	Director	May 24, 2021

* By:	/s/ Mostafa Ronaghi
Name: Mostafa Ronaghi
Title: Attorney-in-fact

II-2